                                                                    EXHIBIT 21.1

                              SILICON GAMING, INC.
                              LIST OF SUBSIDIARIES

                  SUBSIDIARY                                    JURISDICTION
                  ----------                                    ------------
        Silicon Gaming-Colorado, Inc.                             Colorado
      Silicon Gaming-Mississippi, Inc.                          Mississippi
        Silicon Gaming-Missouri, Inc.                             Missouri
         Silicon Gaming-Nevada, Inc.                               Nevada
       Silicon Gaming-New Jersey, Inc.                           New Jersey
       Silicon Gaming-Minnesota, Inc.                              Nevada
        Silicon Gaming-Indiana, Inc.                               Nevada
        Silicon Gaming-Illinois, Inc.                              Nevada